UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): February 1, 1995

                        United States Surgical Corporation
              (Exact name of registrant as specified in its charter)

      Delaware                      1-9776                  13-2518270
(State or other jurisdiction   (Commission File        (I.R.S. Employer
of incorporation)               Number)                Identification Number)

                       150 Glover Avenue, Norwalk, CT 06856
                     (Address of principal executive offices)

                                  (203) 845-1000
               (Registrant's telephone number, including area code)

Item 5.     Other Events

      In November 1994 the Company signed a letter of intent to purchase certain assets of Century Medical, Inc. (a wholly-owned subsidiary of Itochu Corporation and its independent distributor in Japan). The Company signed an Asset Purchase Agreement on February 1, 1995 pursuant to which it would acquire certain assets for a net price of approximately 6.1 billion yen payable over seven years at no interest (present value of the purchase price as of June 30, 1995 is estimated to be approximately 4.5 billion yen).

      The Company has received the required governmental approvals for the purchase transaction to close, but the parties to the transaction agreed to voluntarily postpone the official closing of the transaction as a result of an investigation by the Japanese Ministry of Health and Welfare of the distributor's operations unrelated to the assets to be acquired. The transaction is expected by the Company to officially close before the end of 1995.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired.

      The Company will acquire from Century Medical, Inc. ("CMI") certain assets related to CMI's distribution network for the Company's products in Japan. It is not possible to develop an audited balance sheet that relates solely to the USSC products distribution network of CMI. Since there are no other assets and liabilities being acquired by the Company, no audited balance sheet will be prepared and filed. However, an audited income statement related to the sales of the Company's products by CMI for CMI's fiscal year ended March 31, 1995 is being filed herewith.

                                                                            Page

      (1) Income statement for the year ended March 31, 1995                   3
      and independent Auditors' Report

      (b)   Pro Forma Financial Information                                   11

      (1) Description of Unaudited Pro Forma                                  11
      Consolidated Condensed Financial Statements

      (2) Unaudited Pro Forma Consolidated Condensed                          12
      Statement of Income for the year ended December 31, 1994

      (3) Unaudited Pro Forma Consolidated Condensed                          13
      Statement of Income for the quarter ended March 31, 1995

      (4) Unaudited Pro Forma Consolidated Condensed                          14
      Balance Sheet as of March 31, 1995

                                          Century Medical, Inc.
                                          Surgical Division

                                          Income Statement for the
                                          Year Ended March 31, 1995, and
                                          Independent Auditors' Report

      Deloitte Touche
      Tohmatsu
                  MS Shibaura Building          Telephone:  (03)3457-7321
                  13-23, Shibaura 4-chome       Facsimile:  (03)3769-8508
                  Minato-ku, Tokyo 108

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
United States Surgical Corporation:

We have audited the accompanying income statement of the Surgical Division ("SDV") of Century Medical, Inc. (the "Company"), a wholly-owned subsidiary of ITOCHU Corporation, for the year ended March 31, 1995. The income statement of SDV is the responsibility of the Company's and United States Surgical Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the income statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the income statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall income statement presentation. We believe that our audit of the income statement provides a reasonable basis for our opinion.

In our opinion, such income statement presents fairly, in all material respects, the results of operations of SDV of the Company for the year ended March 31, 1995 in conformity with accounting principles generally accepted in the United States of America.

The accompanying income statement has been prepared from the separate records maintained by SDV and may not necessarily be indicative of the conditions that would have existed or the results of operations if SDV had been operated as an unaffiliated company. Portions of certain expenses represented allocations made from head-office items applicable to the Company as a whole as disclosed in Note 5 of Notes to Income Statement. The provision for income taxes of SDV was calculated based on the normal effective statutory tax rate in Japan and the effect of non-tax-deductible items as disclosed in Note 3 of Notes to Income Statement.



Deloitte Touche
Tohmatsu

May 25, 1995

      Century Medical, Inc. Surgical Division

      Income Statement
      Year Ended March 31, 1995

                                                                   Thousands of
                                                                   U.S. Dollars
                                          Millions of Yen             (Note 2)
NET SALES                                 Yen10,552                     $106,588
COST OF SALES, including commission
   expense to ITOCHU of Yen527 million
   ($5,324 thousand)                          5,323                       53,773
                                           --------                     --------

      Gross profit                            5,229                       52,815

SELLING, GENERAL and
   ADMINISTRATIVE EXPENSES                    3,487                       35,220
                                           --------                     --------

      Operating income                        1,742                       17,595
                                           --------                     --------

OTHER EXPENSES:
Interest expense                                144                        1,451
Other - net                                      10                          102
                                           --------                      -------

      Other expenses                            154                        1,553
                                           --------                      -------

INCOME BEFORE INCOME TAXES                    1,588                       16,042

PROVISION FOR INCOME TAXES                      840                        8,482
                                           --------                      -------

NET INCOME                                   Yen748                     $  7,560
                                           ========                     ========

See notes to income statement.

Century Medical, Inc. Surgical Division

Notes to Income Statement
Year Ended March 31, 1995

1. SALE OF SURGICAL DIVISION ("SDV")

On February l, 1995, United States Surgical Corporation ("USSC") and Century Medical, Inc. (the "Company") signed an asset purchase agreement which provided for the sale of the assets and operations of SDV to USSC. The parties to the transaction have voluntarily agreed to postpone the closing of the transaction until Japan's Ministry of Health and Welfare has completed its investigation into the Company's operations unrelated to SDV.

2. BASIS OF PRESENTING INCOME STATEMENT

The accompanying income statement is stated in Japanese yen and U.S. dollars translated from Japanese yen at the approximate average exchange rate of Yen99 for the year ended March 31, 1995.

The accompanying income statement has been prepared on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"). In certain respects, effect has been given in the income statement to adjustments that have not been entered in the Company's general books of account, which are maintained in accordance with accounting practices prevailing in Japan. The major adjustments include those relating to accounting for leases, pension costs and severance indemnities and income taxes.

The income statement of SDV prior to the U.S. GAAP adjustments is the responsibility of the Company. The aforementioned U.S. GAAP adjustments are the responsibility of USSC.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies applied by the Company. This statement has been prepared from the separate records maintained by SDV. The recording of expenses in each division was partly based on allocation methods established by the Company as described in Note 5.

      a. Revenue Recognition - Revenues from sales were recognized when products were shipped to consumers, primarily hospitals, or to authorized distributors.

      b. Inventories - Inventories were stated at the lower of cost, determined on the monthly moving-average method, or market.

      c. Property and Equipment - Property and equipment were stated at cost. Significant renewals and additions were capitalized at cost, while minor improvements or additions (less than Yen200 thousand) were directly charged to operations.

      Depreciation was computed by the declining-balance method at rates based on the estimated useful lives of the individual assets. Capital leases were amortized over lease terms. Depreciation and amortization expenses in SDV amounted to approximately Yen196 million ($1,981 thousand) for the year ended March 31, 1995.

      The useful lives of property and equipment were as follows:

            Buildings                           45 - 60 years
            Leasehold improvement               3 - 15 years
            Vehicles                            4 years
            Furniture and fixtures              3 - 20 years
            Equipment                           5 or 8 years

      d. Retirement and Pension Plans - The Company follows Statement of Financial Accounting Standards No. 87 for determining the expense for the employees retirement plan.

      Retirement benefits to directors and statutory auditors were provided at the amount which would be required if they retired at the income statement date.

      e. Income Taxes - The provision for income taxes of SDV was calculated based on the normal effective statutory tax rate of 51% in Japan and the effect of non-tax-deductible items.

4. ORGANIZATION, PRINCIPAL BUSINESS AND TRANSACTIONS WITH PARENT COMPANY

The Company was incorporated in 1974, under the laws of Japan and is wholly owned by ITOCHU Corporation ("ITOCHU"), a Japanese corporation.

The principal business in SDV is to import surgical products from USSC (a U.S. corporation) under a distributorship agreement, and to act as the sole agency in Japan for the sale of the surgical products.

The Company has a commission agreement with ITOCHU, under which the Company pays 5% of sales price of imported products and 1% of sales price of domestic products as commissions to ITOCHU.

Transactions of SDV with ITOCHU for the year ended March 31, 1995 were as follows:

                                                       Thousands of
                             Millions of Yen           U.S. Dollars

      Sales                     Yen 27                    $277

The sales of Yen27 million ($277 thousand) represent sales made by SDV to Itochu during the twelve months ended
March 31, 1995.


      Commission expense       Yen 527                  $5,324


The commission expense of Yen527 million ($5,324 thousand) relates to SDV's commission to Itochu on total sales of SDV of Yen10,552 million ($106,588 thousand) for the year ended
March 31, 1995.


5. ALLOCATION METHOD OF MAJOR EXPENSES

Personnel Expenses

The actual payroll and provision for bonuses for each sales division were accumulated and directly charged to the corresponding sales division. The actual payroll and provision for bonuses for the administrative departments (personnel, general affairs, accounting and finance, etc.), the employer's portion of social insurances, fringe benefits and expense portion of endowment insurance (Yoro Hoken) were allocated to sales divisions in proportion to the ratio of personnel expenses recorded in each sales division against the total personnel expenses of all sales divisions.

Office Rent Expenses

The yearly total office rent expense was allocated based on the usage of each sales division compared to the usage of all sales divisions.

Rent expenses for the administrative departments were allocated to sales divisions through the use of the Head Office Allocation Account, as discussed later in this note.

Office Equipment and Certain Communication Expenses

The yearly amount was allocated to each sales division based on a formula whereby the Company weights each employee based on individual responsibility.

Depreciation of Demonstration Equipment

Demonstration equipment was classified by each sales division and equipment was amortized over five years.

Warehouse Expenses

Warehouse rent was allocated based on the use of warehouse space by each division. Warehouse overhead expenses were allocated based on the Head Office Allocation Ratios.

Head Office Allocation Account

Overhead expenses of the administrative departments were allocated based on the Head Office Allocation Ratios, which were determined by among other things, the number of employees, quantity of office work, sales volume, etc. The percentage of such expenses allocated to SDV was 59% for the year ended March 31, 1995.

Interest Expenses

Interest expense for each sales division was charged based on the deemed funding required for each division. The deemed funding was calculated based on the following formula:

      [(Receivable balance + Inventory balance + Demonstration equipment balance) - (Payable balance + Ordinary profit)] x Internal interest rate

Interest expense for the training center of SDV was calculated and was charged based on the internal interest rate times the cost of the property and equipment controlled by the training center.

6. RETIREMENT AND PENSION PLANS

Under most circumstances, terminating employees are entitled to severance payments based on their pay at the time of termination, years of service and certain other factors. If the termination is involuntary, caused by retirement at the mandatory retirement age or in certain other cases, the employee is entitled to greater payment than in the case of voluntary termination.

The majority of the expense is funded through a pension fund.

The following table sets forth components of the funded plan's estimated net periodic charges to operations In SDV for the year ended March 31, 1995.

                                                             Thousands of
                                    Millions of Yen          U.S. Dollars

      Service cost                       Yen29                    $288
      Interest cost                          7                      75
      Actual return on plan assets          (5)                    (49)
      Net amortization of
         unrecognized obligation             1                       7
                                    ----------------             ---------

            Total                        Yen32                    $321
                                        =========                ======

Severance and pension cost for the year ended March 31, 1995 was determined using the following assumptions:

      Discount rate                                         5.5%
      Expected long-term rate of return on plan assets      4.16%
      Rate of increase in future compensation levels        4.78%

7. RENT EXPENSES

Rent expenses under operating leases in SDV amounted to approximately Yen231 million ($2,329 thousand) for the year ended March 31, 1995.

The future minimum lease payments under noncancellable leases are Yen58 million ($587 thousand) in 1996, Yen44 million ($445 thousand) in 1997, Yen37 million ($369 thousand) in 1998, Yen37 million ($369 thousand) in 1999 and Yen8 million ($80 thousand) in 2000.

8. INCOME TAXES

The effective rate of income taxes reflected in the income statement was 53% and differed from a normal effective statutory rate of 51% due to the non-tax-deductible expenses of Yen58 million ($590 thousand) which was incurred by SDV.

                  Description of Unaudited Pro Forma Consolidated
                          Condensed Financial Information

      The following Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1995, and the Unaudited Pro Forma Consolidated Condensed Statements of Income for the year ended December 31, 1994 and the quarter ended March 31, 1995 give effect to the acquisition accounted for under the purchase method of accounting. The Unaudited Pro Forma Consolidated Condensed Financial Information is based upon the historical Consolidated Financial Statements of United States Surgical Corporation and Subsidiaries and the Century Medical, Inc. Surgical Division under the assumptions and adjustments set forth in the accompanying financial information.

      The Company is filing a pro forma balance sheet for the Company which consists of the historical assets and liabilities of the Company as of March 31, 1995 combined with the assets expected to be acquired at closing, a pro forma income statement for the Company for the year ended December 31, 1994 and the quarter ended March 31, 1995 which combines the income statements of the Company for the applicable periods with the income statements of the acquired business for the year and quarter ended March 31, 1995.

      The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The allocations of the purchase price assigned to the assets acquired, including their related depreciation and amortization, are based upon preliminary estimates and will be revised when the final fair value allocations are determined, as will the related income tax effects of the pro forma adjustments.

      For purposes of developing the Unaudited Pro Forma Consolidated Condensed Balance Sheet, the value allocated to the training center was based upon a real estate appraisal and the value allocated to inventory was based upon inventory expected to be on hand at the closing date as indicated in the Asset Purchase Agreement. Should the actual value of inventories at the closing date be more or less than 1.6 billion yen (at transfer price to CMI), an adjustment will be made where the Company will make an additional payment or receive cash from CMI as appropriate.

      The Pro Forma Consolidated Condensed Income Statements exclude any nonrecurring costs associated with the acquisition, the amounts of which cannot be determined until the transaction has closed. However, such amounts are expected by management to be minor.

      The Pro Forma Consolidated Condensed Financial Information may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or that may be obtained in the future, due to the hypothetical nature of the pro forma information.

               UNITED STATES SURGICAL CORPORATION AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)
                         ($000's, except per share data)


                                                               Operations
                                                                 To Be         Pro Forma
                                               Registrant       Acquired      Adjustments'
                                               Year Ended       Year Ended     debit(credit)    Pro Forma
                                                12/31/94        12/31/94
                                              ----------------------------------------------------------
Net Sales                                     $918,700          $106,600         $49,900 (1)    $992,500
                                               -------           -------                         -------
                                                                                 (17,100)(2)
                                                                                 -------

Costs and Expenses
   Cost of products sold                       463,600            53,800         (47,300)(1)      473,900
                                                                                   9,100 (2)
                                                                                  (5,300)(3)

   Research and development                     37,500                                             37,500
   SG&A expenses                               366,700            35,300            1,100(4)      403,100
   Interest                                     18,200             1,500            3,400(5)       23,100
                                              --------           -------            ------        --------

   Total costs and expenses                    886,000            90,600          (39,000)        937,600
                                               -------            ------          --------        -------

Income before income taxes                      32,700            16,000           (6,200)         54,900

Income taxes                                    13,500             8,500              400(6)       22,400
                                              --------           -------           ------        --------

Net income                                      19,200             7,500           (5,800)         32,500

Preferred stock dividends                       14,900                                             14,900
                                              --------       -----------       -----------        -------

Net income applicable to common stock       $    4,300          $  7,500         $ (5,800)      $  17,600
                                             =========           =======          =======        ========

Average number of common shares outstanding     56,600                                             56,600
                                              ========                                           ========

Net income per common share                      $0.08                                              $0.31
                                                  ====                                               ====

Pro Forma Adjustments

1. To eliminate intercompany sales of products and fair value adjustments for inventory acquired.
2. To reverse reserve for product returns related to inventory reacquired which had a negative impact of $8,000 on the Registrant's 1994 income before income taxes as reported.
3. To eliminate commissions paid by Century Medical to Itochu Corporation based on sales/purchases of USSC products.
4. To recognize amortization expense over a 10-30 year life related to approximately $26 million of intangible assets.
5. To recognize imputed interest expense related to 5.1 billion yen note payable to Century Medical, Inc., discounted at 8%.
6. Income tax provision related to additional income in Japan.

              UNITED STATES SURGICAL CORPORATION AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                        ($000's, except per share data)


                                                                Operations
                                              Registrant      To Be Acquired       Pro Forma        Pro Forma
                                             Quarter Ended     Quarter Ended      Adjustments'     Quarter Ended
                                               3/31/95           3/31/95          debit(credit)       3/31/95
                                              ------------------------------------------------------------------

Net Sales                                     $240,600           $30,200          $11,700(1)         $259,100
                                               -------            ------          -------             -------

Costs and Expenses
   Cost of products sold                       112,900            16,200          (11,700)(1)         115,900
                                                                                   (1,500)(2)
   Research and development                     10,100                                                 10,100
   SG&A expenses                                94,000             9,900              300(3)          104,200
   Interest                                      4,900                                800(4)            5,700
                                              ---------      -----------             --------       ---------

   Total costs and expenses                    221,900            26,100          (12,100)            235,900
                                               -------            ------           -------            -------

Income before income taxes                      18,700             4,100             (400)             23,200

Income taxes                                     4,300             2,200              200(5)            6,700
                                             ---------           -------         --------           ---------

Net income                                      14,400             1,900             (200)             16,500

Preferred stock dividends                        4,900                                                  4,900
                                              ---------      -----------      -----------            --------

Net income applicable to common stock       $    9,500          $  1,900           $ (200)          $  11,600
                                             =========           =======            =====            ========

Average number of common shares outstanding     56,900                                                 56,900
                                              ========                                               ========

Net income per common share                      $0.17                                                  $0.20
                                                  ====                                                   ====


Pro Forma Adjustments

1. To eliminate intercompany sales of products.
2. To eliminate commissions paid by Century Medical to Itochu Corporation based on sales/purchases of USSC products.
3. To recognize amortization expense over a 10 - 30 year life related to approximately $26 million of intangible assets.
4. To recognize imputed interest expense related to 5.1 billion yen note payable to Century Medical, Inc., discounted at 8%.
5. Income tax provision related to additional income in Japan.

               UNITED STATES SURGICAL CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                   (UNAUDITED)
                                    ($000's)

                                                                  Estimated
                                                 USSC              Assets
                                              Period Ended        Acquired         Pro Forma       Pro Forma
                                                3/31/95          Liab. Assumed     Adjustments    Balance Sheet
                                              -----------------------------------------------------------------
Current Assets:
   Accounts receivable                        $   204,900                                         $   204,900
   Inventories                                    156,400        $13,200          $ (4,000)(1)        165,600
   Other                                           72,200                           (6,700)(2)         65,500
                                              -----------       --------          --------        -----------

                                                  433,500         13,200           (10,700)           436,000
                                               ----------       --------           -------         ----------

Property, plant and equipment (net)               531,600         12,900                              544,500

Other assets (net)                                123,900         26,300            (3,400)(1)        146,800
                                               ----------       --------           -------         ----------

      Total Assets                             $1,089,000       $ 52,400          $(14,100)        $1,127,300
                                                =========       ========          ========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accrued liabilities                        $   115,100                                            $115,100
   Other                                           67,100       $ 12,100          $ (7,400)(1)         65,100
                                                                                    (6,700)(2)
                                               ----------       --------          --------           --------
                                                  182,200         12,100           (14,100)           180,200
                                               ----------       --------          --------           --------

Long-term debt                                    223,100         40,300                              263,400

Deferred income taxes                               6,300                                               6,300

Common stock                                      388,300                                             388,300
Preferred stock                                   191,500                                             191,500
Retained earnings                                 186,500                                             186,500
Treasury stock                                    (86,700)                                            (86,700)
Other
                                                   (2,200)                                             (2,200)
                                              -----------                                            --------
                                                  677,400                                             677,400
                                               ----------     ----------                            ---------

Total Liabilities and Stockholders' Equity     $1,089,000      $  52,400          $(14,100)        $1,127,300
                                                =========       ========          ========         ==========


Pro Forma Adjustments

1. To reverse reserve for product returns related to inventory reacquired.
2. To reverse downpayment of purchase price accounted for as a deposit in Other Current Assets.

                                    SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNITED STATES SURGICAL CORPORATION


Date:  July 10, 1995                 By:   /s/ Howard M. Rosenkrantz
                                          Howard M. Rosenkrantz
                                          Senior Vice President, Finance and
                                          Chief Financial Officer
                                          (Principal Financial Officer)